Byrna Technologies, Inc. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our name and the use of our report dated May 18, 2020, relating to the consolidated financial statements of Byrna Technologies Inc. (the “Company”) as of and for the year ended November 30, 2019, included in this Annual Report on Form 10-K being filed by the Company.

/s/ Mayer Hoffman McCann CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

February 26, 2021